UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

Instil Bio, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-40215	83-2072195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3963 Maple Avenue, Suite 350 Dallas, Texas	75219
(Address of Principal Executive Offices)	(Zip Code)
(972) 499-3350
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value	TIL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 1, 2024, SynBioTx, Inc. (“SynBioTx”), a wholly-owned subsidiary of Instil Bio, Inc. (the “Company”), and ImmuneOnco Biopharmaceuticals (Shanghai) Inc. (“ImmuneOnco”) entered into a license and collaboration agreement (the “Collaboration Agreement”) pursuant to which ImmuneOnco granted SynBioTx an exclusive license to research, develop, manufacture and commercialize certain bispecific antibodies targeting both programmed death-ligand 1 (PD-L1) and vascular endothelial growth factor (VEGF), including the product candidate known as IMM2510, and certain monoclonal antibodies targeting cytotoxic T-lymphocyte associated antigen 4 (CTLA-4), including the product candidate known as IMM27M, outside of China, including mainland China, Hong Kong, Macau and Taiwan (“Greater China”). ImmuneOnco retains development and commercialization rights in Greater China.

Pursuant to the Collaboration Agreement, ImmuneOnco will receive upfront and potential near-term payments of up to $50 million (including $10 million upfront), as well as up to $2.1 billion in commercial, development and regulatory milestones (including up to $270 million in longer term development and regulatory milestones and up to $1.8 billion in commercial milestones) plus single-digit to low double digit percentage royalties on global net sales outside of Greater China. Under the Collaboration Agreement, the royalty term for all contemplated royalties shall terminate on a product-by-product and country-by-country basis until the latest of the ten-year anniversary of the first commercial sale, patent expiration, and expiration of regulatory exclusivity for such product in such country.

Under the terms of the Collaboration Agreement, each party has the right to terminate the agreement for material breach by, or insolvency of, the other party. ImmuneOnco may terminate the Collaboration Agreement in its entirety in the event SynBioTx or any of its affiliates or sublicensees challenges the validity of a licensed patent unless the challenge is withdrawn or the sublicensing arrangement is terminated, as applicable. SynBioTx may also terminate the Collaboration Agreement in its entirety, or on a product-by-product or country-by-country basis, for convenience upon 180 days’ notice.

The foregoing description of the Collaboration Agreement is only a summary of the material terms of the Collaboration Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instil Bio, Inc.

Dated:	August 1, 2024	By:	/s/ Sandeep Laumas, M.D.
Sandeep Laumas, M.D.
Chief Financial Officer and Chief Business Officer (Principal Financial Officer and Principal Accounting Officer)